EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements (referred to as the “pro forma financial statements”) have been primarily derived from the historical consolidated financial statements of Martin Marietta Materials, Inc. (“Martin Marietta”) and Texas Industries, Inc. (“TXI”).

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Earnings (referred to as the “pro forma statements of earnings”) for the six months ended June 30, 2014 and the year ended December 31, 2013, give effect to the merger (as defined below) as if it was consummated on January 1, 2013. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet (referred to as the “pro forma balance sheet”) as of June 30, 2014, gives effect to the merger as if it was consummated on June 30, 2014.

TXI’s fiscal year ends May 31. The pro forma statement of earnings for the six months ended June 30, 2014 includes TXI’s results for the six months ended May 31, 2014, which TXI results have been derived by subtracting the line items from TXI’s unaudited condensed consolidated interim statement of earnings for the six months ended November 30, 2013 from the corresponding line items from TXI’s audited consolidated statement of earnings for the fiscal year ended May 31, 2014. The pro forma statement of earnings for the year ended December 31, 2013 includes TXI’s results for the twelve months ended November 30, 2013. The pro forma balance sheet as of June 30, 2014 includes TXI’s balance sheet as of July 1, 2014, the closing date of the merger, which TXI balance sheet has been derived from TXI’s unaudited internal financial records as of such date. There were no significant transactions outside the ordinary course of business for TXI in the months ended June 30, 2014, December 31, 2013 and December 31, 2012.

On January 27, 2014, Martin Marietta and TXI entered into a merger agreement whereby TXI would become a wholly owned subsidiary of Martin Marietta. On July 1, 2014, Martin Marietta and TXI completed the merger (referred to as the “merger”) whereby a wholly owned subsidiary of Martin Marietta merged with and into TXI following which TXI became a wholly owned subsidiary of Martin Marietta. In accordance with the related merger agreement, each outstanding share of TXI common stock was converted into 0.70 shares of Martin Marietta common stock. TXI restricted stock units vested and were converted into shares of Martin Marietta common stock after giving effect to the 0.70 exchange ratio. TXI stock options and stock appreciation rights were converted into vested stock options and stock appreciation rights with respect to Martin Marietta common stock, after giving effect to the 0.70 exchange ratio.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (i) directly attributable to the merger, including Martin Marietta’s agreement with the U.S. Department of Justice to divest certain assets, which is described further herein; (ii) factually supportable; and (iii) with respect to the statements of earnings, expected to have a continuing impact on the combined results of Martin Marietta and TXI.

The pro forma financial statements do not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies, debt refinancing, utilization of TXI net operating loss carryforwards or other restructuring that result from the merger. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company. Transactions between Martin Marietta and TXI during the periods presented in the pro forma financial statements have been eliminated as if Martin Marietta and TXI were consolidated affiliates during the periods.

The pro forma financial statements do not reflect the incremental $100.0 million draw on Martin Marietta’s trade receivables facility on July 1, 2014, the issuance and sale of its $300.0 million aggregate principal amount of Floating Rate Senior Notes due 2017 and $400.0 million aggregate principal amount of 4.250% Senior Notes due 2024, which closed on July 2, 2014, or the use of the net proceeds from such offering, including the redemption of $650.0 million aggregate principal amount of TXI’s outstanding 9.25% Senior Notes due 2020. The merger was a separate transaction and neither the incremental draw on Martin Marietta’s trade receivables facility, nor the issuance and sale of senior notes and the use of the net proceeds thereof was a condition to the completion of the merger. The combined company’s operating results and financial position of Martin Marietta and TXI would have been different if the incremental draw on Martin Marietta’s trade receivables facility, the issuance and sale of the senior notes and the use of the net proceeds thereof had been completed as of the periods presented.

The purchase price was determined based upon the fair value of the shares of Martin Marietta’s common stock issued in connection with the merger.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements.

In accordance with ASC 805, the merger is being accounted for under the acquisition method with Martin Marietta as the acquirer of TXI. The purchase price has been allocated to the preliminary fair values of the assets acquired and liabilities assumed from TXI. The final fair values of the assets acquired and liabilities assumed as of the date of the merger may differ materially from the information presented.

The pro forma financial statements have been presented for illustrative purposes only and do not reflect the impact of synergies. Therefore, the pro forma financial statements are not indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company. The following information is only for the limited purpose of presenting what the results of operations and financial position of the combined businesses of Martin Marietta and TXI might have looked like had the merger taken place at an earlier date and should not be relied on for any other purpose.

The following pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•	the separate historical consolidated financial statements of Martin Marietta as of and for the year ended December 31, 2013, included in Martin Marietta’s Form 10-K filed with the SEC;

•	the separate historical unaudited condensed consolidated interim financial statements of Martin Marietta as of and for the quarter and six months ended June 30, 2014, included in Martin Marietta’s Form 10-Q filed with the SEC;

•	the separate historical consolidated financial statements of TXI as of and for the year ended May 31, 2013, included in TXI’s Form 10-K filed with the SEC;

•	the separate historical unaudited condensed consolidated interim financial statements of TXI as of and for the quarter and six months ended November 30, 2013, included in TXI’s Form 10-Q filed with the SEC; and

•	the separate historical unaudited condensed consolidated interim financial statements of TXI as of and for the quarter and nine months ended February 28, 2014, included in TXI’s Form 10-Q filed with the SEC.

MARTIN MARIETTA MATERIALS, INC. AND TEXAS INDUSTRIES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF EARNINGS

For the Six Months Ended June 30, 2014

(in thousands, except per share amounts)

	Martin Marietta Materials, Inc.	Texas Industries, Inc.	Pro Forma Adjustments	Note 4	Pro Forma Combined
Net sales	$981,615	$470,158	$(56,623)	(b); (c); (d)	$1,395,150
Freight and delivery revenues	116,240	—	36,258	(d)	152,498

Total revenues	1,097,855	470,158	(20,365)		1,547,648
Cost of sales	820,177	414,351	(46,338)	(b); (c); (d); (e); (f)	1,188,190
Freight and delivery costs	116,240	—	36,258	(d)	152,498

Total cost of revenues	936,417	414,351	(10,080)		1,340,688

Gross profit	161,438	55,807	(10,285)		206,960

Selling, general & administrative expenses	70,813	36,544	—		107,357
Business development expenses	12,850	7,690	(20,471)	(g)	69
Acquisition integration expenses	2,210	—	(2,210)	(g)	—
Other operating (income) and expenses, net	(4,779)	(6,650)	2,734	(e)	(8,695)

Earnings from Operations	80,344	18,223	9,662		108,229
Interest expense	25,149	34,739	(4,016)	(h); (i)	55,872
Other nonoperating expenses, net	3,171	—	—		3,171

Earnings (loss) from continuing operations before income taxes	52,024	(16,516)	13,678		49,186
Income tax expense (benefit)	15,482	(1,931)	5,411	(j)	18,962

Earnings (loss) from continuing operations	36,542	(14,585)	8,267		30,224
Less: Net loss attributable to noncontrolling interests	(1,432)	—	—		(1,432)

Net earnings (loss) from continuing operations attributable to controlling interests	$37,974	$(14,585)	$8,267		$31,656

Pro Forma Earnings Per Common Share Attributable to Controlling Interests and Common Shares Outstanding, Using Exchange Ratio of 0.70
Basic Earnings Per Share from Continuing Operations Attributable to Common Shareholders	$0.82				$0.47

Diluted Earnings Per Share from Continuing Operations Attributable to Common Shareholders	$0.82				$0.47

Weighted Average Common Shares Outstanding
Basic	46,355	28,681	(8,372)	(k)	66,664

Diluted	46,477	28,681	(8,372)	(k)	66,786

NOTE: TXI’s weighted average shares outstanding based on the audited financial statements for TXI’s fiscal year ended May 31, 2014.

MARTIN MARIETTA MATERIALS, INC. AND TEXAS INDUSTRIES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF EARNINGS

For the Year Ended December 31, 2013

(in thousands, except per share amounts)

	Martin Marietta Materials, Inc.	Texas Industries, Inc.	Pro Forma Adjustments	Note 4	Pro Forma Combined
Net sales	$1,943,218	$796,839	$(101,375)	(b); (c); (d)	$2,638,682
Freight and delivery revenues	212,333	—	68,259	(d)	280,592

Total revenues	2,155,551	796,839	(33,116)		2,919,274
Cost of sales	1,579,261	711,692	(81,102)	(b); (c); (d); (e); (f)	2,209,851
Freight and delivery costs	212,333	—	68,259	(d)	280,592

Total cost of revenues	1,791,594	711,692	(12,843)		2,490,443

Gross profit	363,957	85,147	(20,273)		428,831

Selling, general & administrative expenses	150,091	71,241	—		221,332
Other operating (income) and expenses, net	(4,122)	(15,664)	2,288	(e); (g)	(17,498)

Earnings (Loss) from Operations	217,988	29,570	(22,561)		224,997
Interest expense	53,467	52,366	(8,032)	(h); (i)	97,801
Other nonoperating expenses, net	295	—	—		295

Earnings (loss) from continuing operations before income taxes	164,226	(22,796)	(14,529)		126,901
Income tax expense (benefit)	44,045	(12,675)	(5,358)	(j)	26,012

Earnings (loss) from continuing operations	120,181	(10,121)	(9,171)		100,889
Less: Net loss attributable to noncontrolling interests	(1,905)	—	—		(1,905)

Net earnings (loss) from continuing operations attributable to controlling interests	$122,086	$(10,121)	$(9,171)		$102,794

Pro Forma Earnings Per Common Share Attributable to Controlling Interests and Common Shares Outstanding, Using Exchange Ratio of 0.70
Basic Earnings Per Share from Continuing Operations Attributable to Common Shareholders	$2.64				$1.55

Diluted Earnings Per Share from Continuing Operations Attributable to Common Shareholders	$2.63				$1.54

Weighted Average Common Shares Outstanding
Basic	46,164	28,596	(8,287)	(k)	66,473

Diluted	46,285	28,596	(8,287)	(k)	66,594

NOTE: TXI’s weighted average shares outstanding based on 10-Q for TXI’s six months ended November 30, 2013.

MARTIN MARIETTA MATERIALS, INC. AND TEXAS INDUSTRIES INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

As of June 30, 2014

(in thousands)

	Martin Marietta Materials, Inc.	Texas Industries, Inc.	Pro Forma Adjustments	Note 4	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$34,329	$59,887	$—		$94,216
Accounts and notes receivable, net	343,784	161,594	(899)	(l)	504,479
Inventories, net	348,168	104,865	31,943	(m)	484,976
Other current assets	150,420	34,326	1,232	(m); (n); (o)	185,978

Total Current Assets	876,701	360,672	32,276		1,269,649
Property, plant & equipment, net	1,775,374	1,177,323	436,832	(p)	3,389,529
Goodwill	616,621	40,072	1,424,505	(q); (v)	2,081,198
Other intangible assets, net	46,896	—	555,327	(r)	602,223
Other noncurrent assets	40,451	36,646	26,925	(s); (t)	104,022

Total Assets	$3,356,043	$1,614,713	$2,475,865		$7,446,621

LIABILITIES AND EQUITY
Current Liabilities
Current maturities of long-term debt	$12,404	$2,056	$—		$14,460
Other accrued liabilities	232,321	164,809	57,910	(l); (n); (w)	455,040

Total current liabilities	244,725	166,865	57,910		469,500
Long-term debt	1,072,397	655,996	89,375	(u)	1,817,768
Other noncurrent liabilities	471,922	80,828	329,640	(o); (p); (r); (t); (u); (v)	882,390

Total liabilities	1,789,044	903,689	476,925		3,169,658

Equity
Common stock, $.01 par value	463	28,892	(28,689)	(w)	666
Additional paid-in-capital	456,989	534,078	2,217,140	(w)	3,208,207
Accumulated other comprehensive loss	(42,141)	(15,813)	15,813	(w)	(42,141)
Retained earnings	1,149,388	163,867	(205,324)	(n); (w)	1,107,931

Total Shareholders' Equity	1,564,699	711,024	1,998,940		4,274,663
Noncontrolling interests	2,300	—	—		2,300

Total Equity	1,566,999	711,024	1,998,940		4,276,963

Total Liabilities and Equity	$3,356,043	$1,614,713	$2,475,865		$7,446,621

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

Note 1. Description of Transaction

On July 1, 2014, Martin Marietta and TXI completed a merger whereby a wholly owned subsidiary of Martin Marietta merged with and into TXI, following which TXI became a wholly owned subsidiary of Martin Marietta. In accordance with the related merger agreement, each outstanding share of TXI common stock was exchanged for 0.70 shares of Martin Marietta common stock. Additionally, each TXI restricted stock unit automatically vested and was converted into a corresponding number of shares of Martin Marietta common stock after giving effect to the 0.70 exchange ratio. Each outstanding stock option and stock appreciation right with respect to TXI common stock automatically vested and was converted into a vested option or stock appreciation right with respect to a corresponding number of shares of Martin Marietta common stock after giving effect to the 0.70 exchange ratio.

Note 2. Basis of Pro Forma Presentation

The pro forma statements of earnings for the six months ended June 30, 2014 and for the year ended December 31, 2013, give effect to the merger as if it were consummated on January 1, 2013. The pro forma balance sheet as of June 30, 2014, gives effect to the merger as if it were consummated on June 30, 2014.

The pro forma financial statements have been derived from the historical consolidated financial statements of Martin Marietta and TXI. Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma financial statements. The pro forma financial statements have been prepared based upon preliminary estimates and assumptions and the final amounts recorded as of the date of the merger may differ materially from the information presented.

TXI’s fiscal year ends May 31. The pro forma statement of earnings for the six months ended June 30, 2014 includes TXI’s results for the six months ended May 31, 2014, which TXI results have been derived by subtracting the line items from TXI’s unaudited condensed consolidated interim statement of earnings for the six months ended November 30, 2013 from the corresponding line items from TXI’s audited consolidated statement of earnings for the fiscal year ended May 31, 2014. The pro forma statement of earnings for the year ended December 31, 2013 includes TXI’s results for the twelve months ended November 30, 2013. The pro forma balance sheet as of June 30, 2014 includes TXI’s balance sheet as of July 1, 2014, the closing date of the merger, which TXI balance sheet has been derived from TXI’s unaudited internal financial records as of such date. There were no significant transactions outside the ordinary course of business for TXI in the months ended June 30, 2014, December 31, 2013 and December 31, 2012.

The total purchase price was $2,756,933,676, which was calculated as follows:

MLM common shares issued	20,347,256
Martin Marietta common share price as of July 1, 2014	$132.00

Subtotal	$2,685,837,792
Cash paid for fractional shares	66,963
Fair value of converted TXI stock options and stock appreciation rights	71,028,921

Total purchase price	$2,756,933,676

Under GAAP, the purchase price has been allocated to the fair values of the assets acquired and the liabilities assumed. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, Martin Marietta has applied the accounting guidance for fair value measurements in Accounting Standards Codification Topic 820, Fair Value Measurement. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date, which, in this case, is the closing date of the merger. This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result, the pro forma financial statements may record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Martin Marietta’s intended use of those assets. Many fair value measurements can be highly subjective and it is also possible that others applying reasonable judgment to the same facts and circumstances could develop and support a range of alternative estimated amounts.

The pro forma financial statements do not reflect the incremental $100.0 million draw on Martin Marietta’s trade receivables facility on July 1, 2014, the issuance and sale of its $300.0 million aggregate principal amount of Floating Rate Senior Notes due 2017 and $400.0 million aggregate principal amount of 4.250% Senior Notes due 2024, which closed on July 2, 2014, or the use of the net proceeds from such offering, including the redemption of $650.0 million aggregate principal amount of TXI’s outstanding 9.25% Senior Notes due 2020. The merger was a separate transaction and neither the incremental draw on Martin Marietta’s trade receivables facility, nor the issuance and sale of senior notes and the use of the net proceeds thereof was a condition to the completion of the merger. The combined company’s operating results and financial position of Martin Marietta and TXI would have been different if the incremental draw on Martin Marietta’s trade receivables facility, the issuance and sale of the senior notes and the use of the net proceeds thereof had been completed as of the periods presented.

Prior to closing the merger, Martin Marietta entered into an agreement with the U.S. Department of Justice under which Martin Marietta agreed to divest its North Troy aggregate quarry in Mill Creek, Oklahoma and its two rail yards located in Dallas and Frisco, Texas. The divestiture was completed in August 2014. The results of operations for this quarry and rail yards has been removed from the pro forma income statements as a pro forma adjustment. See Note 4(c) hereto.

Note 3. Allocation of Purchase Price to Assets Acquired and Liabilities Assumed

The following is the preliminary allocation of fair values to the assets acquired and the liabilities assumed by Martin Marietta in the merger, reconciled to the purchase price (in thousands):

Preliminary Fair Value (as of June 30,2014)
ASSETS:
Current Assets
Cash and cash equivalents	$59,887
Accounts and notes receivable	160,695
Inventories	136,808
Other current assets	23,718

Total Current Assets	381,108
Property, plant and equipment	1,614,155
Goodwill	1,464,577
Other intangible assets	555,327
Other noncurrent assets	63,571

Total Assets	$4,078,738

LIABILITIES AND EQUITY:
Current Liabilities
Current maturities of long-term debt	$2,056
Other accrued liabilities	163,909

Total Current Liabilities	165,965

Long-term debt	745,371
Other noncurrent liabilities	410,468

Total Liabilities	1,321,804

Purchase Price	$2,756,934

Note 4. Adjustments to Pro Forma Financial Statements

The pro forma adjustments included in the pro forma financial statements are as follows:

(a) Martin Marietta’s and TXI’s historical presentation. Based on the amounts reported in the Martin Marietta consolidated balance sheet as of June 30, 2014 and the consolidated statements of earnings for the six months ended June 30, 2014 and the year ended December 31, 2013, certain financial statement line items included in TXI’s historical presentation have been reclassified to conform to corresponding financial statement line items included in Martin Marietta’s historical presentation. These reclassifications had no material impact on the historical operating earnings, earnings from continuing operations, total assets, liabilities or shareholders’ equity reported by Martin Marietta or TXI. The accompanying pro forma statements of earnings exclude the results of discontinued operations.

Adjustments to Pro Forma Statements of Earnings

(b) Net Sales and Cost of Sales. Reflects the elimination of $1,979,000 and $667,000 of transactions between Martin Marietta and TXI that occurred for the six months ended June 30, 2014 and the year ended December 31, 2013, respectively, as if Martin Marietta and TXI were consolidated affiliates during the periods. The transactions between the entities were for the purchases/sales of aggregates products.

(c) Net Sales and Cost of Sales. Reflects the elimination of $18,386,000 and $18,100,000 of net sales and cost of sales, respectively, for the six months ended June 30, 2014 and $32,449,000 and $31,730,000 of net sales and cost of sales, respectively, for the year ended December 31, 2013, for the results of operations for the North Troy quarry and the two sales yards in Dallas and Frisco, Texas. These locations were divested as required per the agreement with the U.S. Department of Justice’s review and approval of the merger.

(d) Net Sales, Freight and Delivery Revenues, Cost of Sales and Freight and Delivery Costs. Reflects the reclassification of $36,258,000 and $68,259,000 of pass-through transportation costs incurred and paid by TXI to third-party carriers to deliver products and subsequently billed to customers from net sales and cost of sales to freight and delivery revenues and freight and delivery costs for the six months ended June 30, 2014 and the year ended December 31, 2013, respectively. The reclassification is to conform to Martin Marietta’s accounting policy for presenting these revenues and costs.

(e) Cost of Sales and Other Operating Income and Expenses, Net. Reflects the elimination of TXI’s (1) $2,734,000 and $3,689,000 gains on sales of property, plant, equipment and businesses for the six months ended May 31, 2014 and the year ended November 30, 2013, respectively, and (2) $301,000 and $158,000 of gains on settlements of asset retirement obligations for the six months ended May 31, 2014 and the year ended November 30, 2013, respectively, as a result of the adjustment to record these assets and liabilities at fair value as of the assumed January 1, 2013 closing date of the merger.

(f) Cost of Sales. Reflects $9,698,000 and $19,396,000 of additional depreciation, depletion, and amortization expense for the six months ended May 31, 2014 and the year ended November 30, 2013, respectively, related to the write up of TXI’s property, plant and equipment to fair value and the recognition of other acquired intangible assets as of the assumed January 1, 2013 closing date of the merger.

(g) Business Development Expenses, Acquisition Integration Expenses, and Other Operating Income and Expenses, Net. Reflects the elimination of $7,690,000 of TXI’s transaction costs related to the merger for the six months ended May 31, 2014 and the elimination of $14,991,000 and $1,401,000 of Martin Marietta’s transaction and integration costs related to the merger for the six months ended June 30, 2014 and the year ended December 31, 2013, respectively.

(h) Interest Expense. Reflects the $3,066,000 and $6,132,000 decrease in interest expense for the six months ended May 31, 2014 and the year ended November 30, 2013, respectively, as a result of the write up of TXI’s long-term debt to fair value at the assumed date of the merger. The write-up is amortized and recorded as a reduction of interest expense over the remaining term of the debt.

(i) Interest Expense. Reflects the elimination of $950,000 and $1,900,000 of interest expense for the six months ended May 31, 2014 and the year ended November 30, 2013, respectively, related to the amortization of TXI’s deferred debt issue costs which were not recognized as an acquired asset at the assumed January 1, 2013 closing date of the merger.

(j) Income Tax Expense (Benefit). Reflects the income tax effect of the pro forma adjustments using the statutory tax rates for the applicable legal entities.

(k) Net Earnings Per Share and Weighted Average Shares Outstanding. The pro forma basic and diluted earnings per share are based on the historical weighted average number of shares of Martin Marietta common stock outstanding adjusted for additional common stock issued to TXI stockholders as part of the purchase consideration. Shares of common stock issued to TXI stockholders are assumed to have been issued as of January 1, 2013 and outstanding for the entire period.

The following table presents the computation of pro forma basic and diluted weighted-average shares outstanding for the six months ended June 30, 2014.

Weighted-Average Shares
(Amounts in thousands)
Martin Marietta’s historical weighted-average common shares outstanding—basic	46,355
Shares of Martin Marietta’s common stock issued to consummate merger	20,309

Pro forma weighted-average common shares outstanding—basic	66,664

Martin Marietta’s historical weighted-average common shares outstanding—diluted	46,477
Shares of Martin Marietta’s common stock issued to consummate merger	20,309

Pro forma weighted-average common shares outstanding—diluted	66,786

The following table presents the computation of pro forma basic and diluted weighted-average shares outstanding for the year ended December 31, 2013.

Weighted-Average Shares
(Amounts in thousands)
Martin Marietta’s historical weighted-average common shares outstanding—basic	46,164
Shares of Martin Marietta’s common stock issued to consummate merger	20,309

Pro forma weighted-average common shares outstanding—basic	66,473

Martin Marietta’s historical weighted-average common shares outstanding—diluted	46,285
Shares of Martin Marietta’s common stock issued to consummate merger	20,309

Pro forma weighted-average common shares outstanding—diluted	66,594

Adjustments to Pro Forma Balance Sheet

(l) Accounts Receivable and Accounts Payable. Reflects the elimination of $899,000 of accounts receivable and payable between Martin Marietta and TXI for the purchases/sales of aggregates products.

(m) Inventories and Other Current Assets. Reflects the $31,943,000 write-up to record TXI’s inventories at fair value. The write-up of inventories resulted in the recognition of an $11,819,000 current deferred income tax liability, which was calculated using an estimated statutory rate of 37%. The current deferred income tax liability is netted against current deferred income tax assets, which is included in other current assets on the pro forma balance sheet.

(n) Other Current Assets, Other Accrued Liabilities and Retained Earnings. Reflects the accrual of $32,000,000 of nonrecurring obligations, including change-of-control payments to certain TXI employees (resulting in the recognition of a $11,840,000 deferred income tax asset, which is included in other current assets and was calculated using an estimated statutory rate of 37%), and the accrual of $30,000,000, which is recorded net of tax effect as a reduction of retained earnings, for other additional nonrecurring obligations resulting from the merger, including investment banking fees (resulting in current income tax benefit of $8,703,000, which was calculated using an estimated statutory rate of 39.4% of the component of the expenses which are deductible for income tax purposes, and is presented as a reduction of other accrued liabilities).

(o) Other Current Assets, Other Noncurrent Liabilities. Reflects the adjustments to write-off the $1,211,000 and $18,531,000 current and noncurrent, respectively, valuation allowances on deferred tax assets related to TXI’s net operating loss carryforwards.

(p) Property, Plant and Equipment and Other Noncurrent Liabilities. Reflects the adjustment of $436,832,000 to record TXI property, plant and equipment at fair value. The write-up resulted in the recognition of a $161,628,000 noncurrent deferred income tax liability, which was calculated using an estimated statutory rate of 37%, and is included in other noncurrent liabilities on the pro forma balance sheet.

(q) Goodwill. Reflects the $1,424,505,000 adjustment to eliminate TXI’s historical goodwill and record the excess of the purchase price paid over the fair value of TXI’s identifiable assets acquired and liabilities assumed.

(r) Other Intangible Assets and Other Noncurrent Liabilities. Reflects the recognition of $555,327,000 of additional other intangible assets, including permits, water rights, customer relationships and trade names. The recognition of other intangible assets resulted in the recognition of a $205,471,000 noncurrent deferred income tax liability, which was calculated using an estimated statutory rate of 37%, and is included in other noncurrent liabilities on the pro forma balance sheet.

(s) Other Noncurrent Assets. Reflects the write off of TXI’s deferred debt issue costs of $9,032,000 which was not an acquired asset.

(t) Other Noncurrent Assets and Other Noncurrent Liabilities. Reflects the $35,957,000 write-up of real estate and investments to fair value. The write-up resulted in the recognition of a $13,304,000 noncurrent deferred income tax liability, which was calculated using an estimated statutory rate of 37%, and is included in other noncurrent liabilities on the pro forma balance sheet.

(u) Long-Term Debt and Other Noncurrent Liabilities. Reflects the $89,375,000 write-up to record TXI’s long-term debt at fair value. The write-up resulted in the recognition of a $33,069,000 noncurrent deferred income tax asset, which was calculated using an estimated statutory rate of 37%. The noncurrent deferred income tax asset is netted against noncurrent deferred income tax liabilities, which are included in other noncurrent liabilities on the pro forma balance sheet.

(v) Other Noncurrent Liabilities. Reflects the $1,329,000 adjustment to reflect the funded status of TXI’s defined benefit retirement plans at the assumed June 30, 2014 closing date of the merger. The write-up resulted in the recognition of a $492,000 noncurrent deferred income tax asset, which was calculated using an estimated statutory rate of 37%. The noncurrent deferred income tax asset is netted against noncurrent deferred income tax liabilities, which are included in other noncurrent liabilities on the pro forma balance sheet.

(w) Other Accrued Liabilities, Common Stock, Additional Paid-in-Capital, Accumulated Other Comprehensive Loss and Retained Earnings. The pro forma balance sheet reflects the elimination of TXI’s historical equity balances, including the components of accumulated other comprehensive income/loss. The pro forma balance sheet also reflects the issuance of 20,309,341 common shares of Martin Marietta’s common stock ($203,093 of common stock at $0.01 par value, $2,751,218,205 of additional paid-in capital) and the $5,512,378 impact of withholding shares for income tax obligations when outstanding TXI restricted stock units were settled in connection with the merger. The withholding obligation is included in other current liabilities.